SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 25, 2005

Date of Report
(Date of earliest event reported)

ADVANCIS PHARMACEUTICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50414	52-2208264

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20425 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices)       (ZIP Code)

Registrant’s telephone number, including area code: (301) 944-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On April 19, 2005, Advancis Pharmaceutical Corporation (“Advancis”) entered into a Manufacturing and Supply Agreement (the “Supply Agreement”), a Development and Clinical Manufacturing Agreement (the “Development Agreement”) and a Facility Build-Out Agreement (the “Facility Build-Out Agreement”) with Clonmel Healthcare Limited (“Clonmel”), a subsidiary of STADA Arzneimittel AG. Under the terms of the non-exclusive agreements, Clonmel will manufacture and provide Advancis with commercial supply of Advancis’ Amoxicillin PULSYS products currently being evaluated in Phase III clinical trials. Pursuant to the Facility Build-Out Agreement, Advancis has agreed to fund the purchase of certain equipment to be used by Clonmel at its production facilities for the manufacture of the Amoxicillin PULSYS products. The initial term of the Supply Agreement and the Development Agreement is five years each, and the Supply Agreement is renewable automatically thereafter on an annual basis. The agreements may be terminated by either party for material breach and Advancis may terminate the agreements for other customary reasons. A copy of the press release announcing the agreements is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

99.1	Press Release issued April 19, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCIS PHARMACEUTICAL CORPORATION

Date: April 25, 2005	By:	/s/ Steven A. Shallcross
Steven A. Shallcross
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Press Release issued April 19, 2005.